Exhibit 99.2

CDI CORP. AND SUBSIDIARIES
Unaudited Pro Forma Consolidated Financial Information
Introduction
On September 16, 2016, CDI Corporation (the “Company”), a subsidiary of CDI Corp., completed the sale of CDI AndersElite Limited ("Anders"), the Company's UK-based staffing and recruitment business, to AndersElite Holdings Ltd. ("Holdings"), an entity controlled by certain members of Anders' management (collectively, the "Buyer"), pursuant to an Agreement for the Sale and Purchase of CDI AndersElite Limited (the “Agreement”). Pursuant to the Agreement, consideration received by the Company included £4.50 million (or approximately $5.9 million) cash (the “Closing Date Consideration”), £1.75 million (or approximately $2.3 million) subordinated debt in Holdings and warrants representing 19.99% of the fully diluted equity in Holdings. Additionally, Holdings repaid £0.7 million (or approximately $0.9 million) to extinguish Anders' existing secured lending facility.
Pro Forma Financial Information
The following unaudited pro forma consolidated balance sheet and consolidated statements of operations (“financial statements”) are based upon the historical financial statements of CDI, adjusted to reflect the sale of Anders. The following unaudited pro forma consolidated financial statements of CDI should be read in conjunction with the related notes and with the historical consolidated financial statements of CDI and the related notes included in previous filings of Form 10-K and 10-Q with the Securities and Exchange Commission. The unaudited pro forma consolidated balance sheet gives effect to the disposition of Anders as if it occurred on June 30, 2016 while the unaudited pro forma consolidated statements of operations gives effect to the disposition as if it occurred on January 1, 2015. The pro forma adjustments, described in the related notes, are based on the best available information and assumptions that CDI's management believe are factually supportable.
The unaudited pro forma consolidated financial statements are provided for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the disposition of Anders closed on June 30, 2016 for the unaudited pro forma consolidated balance sheet or on January 1, 2015 for the unaudited pro forma consolidated statements of operations. For example, these financial statements do not reflect any potential earnings or losses or other impacts from the use of the proceeds from the disposition or reductions of previously allocated corporate costs, nor do they reflect the impact of certain provisions of the Agreement that would not result in a more than de minimis effect. Readers should not rely on the unaudited pro forma consolidated financial statements as being indicative of the historical operating results that CDI would have achieved or any future operating results or financial position that it will experience after the transaction closes.

CDI CORP. AND SUBSIDIARIES
Unaudited Pro Forma Consolidated Balance Sheet
June 30, 2016
(Amounts in thousands)

		(b)
	Historical CDI Corp.	Pro Forma Adjustments		Pro Forma

Assets
Current assets:
Cash and cash equivalents	$4,675	$5,487	(a)	$10,162
Accounts receivable, net of allowances	218,224	(16,596)		201,628
Prepaid expenses and other current assets	12,554	(750)		11,804
Prepaid income taxes	8,070	(22)		8,048
Total current assets	243,523	(11,881)		231,642
Property and equipment, net of accumulated depreciation	19,330	(720)		18,610
Deferred income taxes	3,412	—		3,412
Goodwill	45,576	—		45,576
Other intangible assets, net	18,202	(895)		17,307
Other non-current assets	9,988	650	(a)	10,638
Total assets	$340,031	$(12,846)		$327,185

Liabilities and Equity
Current liabilities:
Credit facility	$25,932	$(932)	(a)	$25,000
Accounts payable	35,775	(981)		34,794
Accrued compensation and related expenses	37,127	(2,599)		34,528
Other accrued expenses and other current liabilities	13,839	72	(c)	13,911
Income taxes payable	332	—		332
Total current liabilities	113,005	(4,440)		108,565
Deferred compensation	7,388	—		7,388
Deferred income tax	6,768	—		6,768
Other non-current liabilities	5,806	(186)		5,620
Total liabilities	132,967	(4,626)		128,341
Commitments and contingencies
Equity:
Preferred stock	—	—		—
Common stock	2,225	—		2,225
Class B common stock	—	—		—
Additional paid-in-capital	75,820	—		75,820
Retained earnings	198,574	(11,907)	(c)	186,667
Accumulated other comprehensive loss	(11,460)	3,687	(c)	(7,773)
Common stock in treasury, at cost	(58,095)	—		(58,095)
Total equity	207,064	(8,220)		198,844
Total liabilities and equity	$340,031	$(12,846)		$327,185

See accompanying notes to unaudited pro forma consolidated financial information.

CDI CORP. AND SUBSIDIARIES
Unaudited Pro Forma Consolidated Statement of Operations
For the six months ended June 30, 2016
(Amounts in thousands, except per share amounts)

		(a)
	Historical CDI Corp.	Pro Forma Adjustments		Pro Forma

Revenue	$460,217	$(43,467)		$416,750
Cost of services	374,847	(36,155)		338,692
Gross profit	85,370	(7,312)		78,058
Operating and administrative expenses	95,362	(8,907)		86,455
Restructuring and other related costs	289	—		289
Operating loss	(10,281)	1,595		(8,686)
Other expense, net	(601)	23		(578)
Loss before income taxes	(10,882)	1,618		(9,264)
Income tax expense	1,419	—	(b)	1,419
Net loss	$(12,301)	$1,618		$(10,683)

Earnings (loss) per common share:
Basic	$(0.63)			$(0.55)
Diluted	$(0.63)			$(0.55)

Weighted average shares outstanding - Basic and Diluted	19,427			19,427

See accompanying notes to unaudited pro forma consolidated financial information.

CDI CORP. AND SUBSIDIARIES
Unaudited Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2015
(Amounts in thousands, except per share amounts)

		(a)
	Historical CDI Corp.	Pro Forma Adjustments		Pro Forma

Revenue	$985,494	$(104,978)		$880,516
Cost of services	800,593	(87,399)		713,194
Gross profit	184,901	(17,579)		167,322
Operating and administrative expenses	187,433	(19,996)		167,437
Restructuring and other related costs	4,217	—		4,217
Impairment	21,537	(10,654)		10,883
Loss on disposition	310	—		310
Operating loss	(28,596)	13,071		(15,525)
Other income, net	61	48		109
Loss before income taxes	(28,535)	13,119		(15,416)
Income tax expense	8,551	—	(b)	8,551
Net loss	$(37,086)	$13,119		$(23,967)
Less: Loss attributable to noncontrolling interests	(83)	—		(83)
Net income (loss) attributable to CDI	$(37,003)	$13,119		$(23,884)

Earnings per common share:
Basic	$(1.88)			$(1.21)
Diluted	$(1.88)			$(1.21)

Weighted average shares outstanding - Basic and Diluted	19,676			19,676

See accompanying notes to unaudited pro forma consolidated financial information.

CDI CORP. AND SUBSIDIARIES
Notes to Unaudited Pro Forma Consolidated Financial Information
(Amounts in thousands)

Pro Forma Adjustments
The unaudited pro forma consolidated financial information presented above reflects the following specific adjustments:
Unaudited Pro Forma Consolidated Balance Sheet
as of June 30, 2016

(a)
Adjustment reflects the effect of the total estimated consideration received from the sale of Anders. The total estimated consideration includes the estimated fair value of subordinated debt and warrants from Holdings, which fair value is based on a preliminary assessment and is subject to change.

Cash proceeds	$5,895
Less: Anders cash balance	(408)
Net increase in cash and cash equivalents	5,487
Receipt of subordinated debt and warrants from Holdings measured at estimated fair value	650
Repayment of existing Anders secured lending facility	932
Total estimated consideration	$7,069

(b)	Adjustment reflects the elimination of the following assets and liabilities from the sale of Anders.

Assets
Accounts receivable, net of allowances	$16,596
Prepaid expenses and other current assets	750
Prepaid income taxes	22
Property and equipment, net of accumulated depreciation	720
Other intangible assets, net	895
Total Assets	$18,983

Liabilities
Accounts payable	$981
Intercompany loans	7,695
Accrued compensation and related expense	2,599
Other accrued expense and other current liabilities	567
Other non-current liabilities	186
Total Liabilities	$12,028

Net Assets	$6,955

CDI CORP. AND SUBSIDIARIES
Notes to Unaudited Pro Forma Consolidated Financial Information
(Amounts in thousands)

(c)	Adjustment reflects the estimated loss arising from the sale of Anders.

Total estimated consideration - see note (a)	$7,069
Less: Anders net assets - see note (b)	(6,955)
Cancellation of intercompany loans to Anders	(7,695)
Reclassified from accumulated other comprehensive loss	(3,687)
Accrual for transaction costs	(639)
Estimated loss on disposition	$(11,907)

CDI CORP. AND SUBSIDIARIES
Notes to Unaudited Pro Forma Consolidated Financial Information
(Amounts in thousands)

Unaudited Pro Forma Consolidated Statement of Operations
for the six months ended June 30, 2016

(a)	Adjustment reflects the elimination of the historical results of Anders for the period presented.

(b)	Anders has existing tax loss carry forwards which have been offset by a valuation allowance. As such, there is no additional tax expense as a result of the sale of Anders.

Unaudited Pro Forma Consolidated Statement of Operations
for the year ended December 31, 2015

(a)
Adjustment reflects the elimination of the historical results of Anders for the period presented. The estimated loss on the sale of Anders has not been reflected in the unaudited pro forma consolidated statement of operations as it is considered to be nonrecurring in nature.

(b)	Anders has existing tax loss carry forwards which have been offset by a valuation allowance. As such, there is no additional tax expense as a result of the sale of Anders.